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                                                                   EXHIBIT 10.14





                              BOWATER INCORPORATED

                           BENEFITS EQUALIZATION PLAN

                  AMENDED AND RESTATED AS OF FEBRUARY 26, 1999


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                                TABLE OF CONTENTS

1.  Purpose of the Plan..................................................1

2.  Definitions..........................................................1

3.  Eligibility and Participation........................................1

4.  Benefits.............................................................1

5.  Payment of Benefits..................................................1

6.  Vesting..............................................................2

7.  Administration.......................................................4

8.  Claims and Review....................................................4

9.  Amendment of Discontinuance..........................................5

10. Plan Unfunded........................................................5

11. No Contract of Employment............................................6

12. Inalienability of Benefits...........................................6

13. Governing Law........................................................6

14. Effective Date.......................................................6


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                              BOWATER INCORPORATED

                           BENEFITS EQUALIZATION PLAN

                  AMENDED AND RESTATED AS OF FEBRUARY 26, 1999


         1. PURPOSE OF THE PLAN. The purpose of the Bowater Incorporated Benefits Equalization Plan (the "Plan") is to provide benefits payable out of the general assets of Bowater Incorporated (the "Company") to a select group of management or highly compensated employees participating in the Bowater Incorporated Employees' Retirement Plan and/or the Pension Plan for Certain Employees of Bowater Incorporated (the two plans are hereinafter sometimes referred to collectively as the "Funded Plans") whose benefits under one or both of the Funded Plans are limited by the application of Section 415 and/or Section 401(a)(17) of the Internal Revenue Code of 1986. The Plan was first adopted as of August 22, 1990. The Plan is now being restated as of February 26, 1999, to incorporate all amendments that have been made as of such date.

         2. DEFINITIONS. Except as otherwise specified herein, all capitalized terms and phrases used herein shall have the same meanings ascribed to such terms and phrases in the Funded Plans. Except as specifically provided herein, all conditions and provisions of the Funded Plans shall be deemed equally applicable to the Plan.

         3. ELIGIBILITY AND PARTICIPATION. All Participants (as such term is defined in each respective Funded Plan) in either of the Funded Plans ("Eligible Employees") shall be eligible to participate in the Plan.

         4. BENEFITS. The benefits payable to an Eligible Employee or to his Spouse or Beneficiary under the Plan shall be equal to (A) less (B), where:

                  (A) equals the benefits that would have been payable to the Eligible Employee, his Spouse or Beneficiary under the Funded Plans without regard to:

                  (i)      the dollar limitation on compensation in the Funded
                           Plans,

                  (i) the dollar limitation on annual retirement benefits in the Funded Plans, or

                  (i)      the combined plan limitations in the Funded Plans;
                           and

                  (B) equals the benefits actually payable to the Eligible Employee, his Spouse or Beneficiary under the Funded Plans.

         5. PAYMENT OF BENEFITS. The benefits payable under the Plan shall be payable at the same time and in the same manner as such benefits would have been paid under the Funded Plans (but for the limitations set forth in Section 4(A)(i), (ii) and (iii) above), and any election of benefits made under the Funded Plans shall be deemed an election of benefits made hereunder.



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The same actuarial assumptions used in calculating benefits payable under the
Funded Plans shall be used in calculating the benefits hereunder.

         6. VESTING. Subject to the right of the Company to amend or discontinue the Plan as provided in Section 9 hereof, an Eligible Employee shall have a non-forfeitable interest in benefits payable under the Plan to the extent that such benefits would have been vested had they been payable under the Funded Plans.

         Anything in this Plan to the contrary notwithstanding, upon and following a Change in Control, an Eligible Employee shall have a non-forfeitable interest in benefits payable under the Plan. The following definitions apply for purposes of this Section 6:

         (i) "Acquiring Person" means, the Beneficial Owner, directly or indirectly, of Common Stock representing 20% or more of the combined voting power of the Company's then outstanding securities, not including (except as provided in clause (A) of the next sentence) securities of such Beneficial Owner acquired pursuant to an agreement allowing the acquisition of up to and including 50% of such voting power approved by two-thirds of the members of the Board who are Board members before the Person becomes Beneficial Owner, directly or indirectly, of Common Stock representing 5% or more of the combined voting power of the Company's then outstanding securities. Notwithstanding the foregoing, (A) securities acquired pursuant to an agreement described in the preceding sentence will be included in determining whether a Beneficial Owner is an Acquiring Person if, subsequent to the approved acquisition, the Beneficial Owner acquires 5% or more of such voting power other than pursuant to such an agreement so approved; and (B) a Person shall not be an Acquiring Person if such Person is eligible to and files a Schedule 13G with respect to such Person's status as a Beneficial Owner of all Common Stock of the Company of which the Person is a Beneficial Owner.

         (ii) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

         (iii) A "Beneficial Owner" of Common Stock shall mean (A) a Person who beneficially owns such Common Stock, directly or indirectly, or (B) a Person who has the right to acquire such Common Stock (whether such right is exercisable immediately or only with the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise.

         (iv)     "Board" shall mean the Board of Directors of the Company.

         (v)      "Change in Control" shall be deemed to have occurred upon:

                  (A)      the date that any Person is or becomes an Acquiring
                           Person;


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                  (B)      the date that the Company's shareholders approve a
                           merger, consolidation or reorganization of the Company with another corporation or other Person, unless, immediately following such merger, consolidation or reorganization, (I) at least 50% of the combined voting power of the outstanding securities of the resulting entity would be held in the aggregate by the shareholders of the Company as of such record date for such approval (provided that securities held by any individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such term, shall not be counted as securities held by the shareholders of the Company, but shall be counted as outstanding securities for purposes of this determination), or (II) at least 50% of the board of directors or similar body of the resulting entity are Continuing Directors;

                  (C) the date the Company sells or otherwise transfers all or substantially all of its assets to another corporation or other Person, unless, immediately after such sale or transfer, (I) at least 50% of the combined voting power of the then-outstanding securities of the resulting entity immediately following such transaction is held in the aggregate by the Company's shareholders as determined immediately prior to such transaction (provided that securities held by any individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such term, shall not be counted as securities held by the shareholders of the Company, but shall be counted as outstanding securities for purposes of this determination), or (II) at least 50% of the board of directors or similar body of the resulting entity are Continuing Directors; or

                  (D) the date on which less than 50% of the total membership of the Board consists of Continuing Directors.

         (vi)     "Continuing Director" shall mean any member of the Board who
                  (A) was a member of the Board prior to the date of the event that would constitute a Change in Control, and any successor of a Continuing Director while such successor is a member of the Board, (B) is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person, and (C) is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

         (vii) "Person" shall mean any individual, firm, corporation, partnership, trust or other entity.



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         The provisions of this Section 6 related to a Change in Control shall not be amended upon or following a Change in Control in any manner that might have the effect of reducing the non-forfeitable interest of an Eligible Employee in benefits payable under the Plan. Nothing in this
         Section 6 shall be construed to prohibit, prior to Change in Control, any amendment to the Plan, including this Section 6, or any termination of the Plan pursuant to its terms.

         7. ADMINISTRATION

         (a) The Company shall be the "named fiduciary" and the Human Resources and Compensation Committee of the Board of Directors of the Company shall be the Plan Administrator with authority to control and manage the operation and administration of the Plan, including the appointment of other fiduciaries.

         (b) The Plan Administrator shall have such powers as may be necessary to discharge its duties under the Plan, including the power:

                  (i) To interpret the Plan and to make all determinations as to the right of any person to a benefit under the Plan and to cause the Company to pay such benefits accordingly;

                  (ii) To appoint or employ individuals to assist in the Administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel; and

                  (iii) To delegate to others any administrative procedures which are necessary for the administration of the Plan.

         (c) Decisions of the Plan Administrator with respect to the Plan shall be conclusive and binding on all persons.

         8. CLAIMS AND REVIEW. All inquiries and claims respecting the Plan shall be submitted in writing and directed to the Plan Administrator or a person designated by the Plan Administrator for this purpose.

         (a) In the case of a claim respecting a benefit, a written determination allowing or denying the claim shall be furnished to the claimant promptly upon receipt of the claim. A denial or partial denial of a claim shall be dated (the "Determination Date") and signed by the Plan Administrator and shall clearly set forth the following information:

                  (i)      the specific reason or reasons for the denial;

                  (ii) a specific reference to pertinent Plan provisions on which the denial is based;



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                  (iii)    a description of any additional material or
                           information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (iv)     an explanation of the claim review procedures.

                  If no written determination is furnished to the claimant within thirty (30) days after receipt of the claim, then the claim shall be deemed denied and the 30th day after such receipt shall be the Determination Date.

         (b) A claimant may obtain review of an adverse determination by filing a written notice of appeal with the Plan Administrator within sixty (60) days after the Determination Date or, if later, within sixty (60) days after the receipt of a written notice denying the claim. The Plan Administrator shall then appoint one or more persons, whether or not connected with the Company, who shall conduct a full and fair review. As part of such review, the claimant shall have the right:

                  (i)      to be represented by a spokesman;

                  (ii) to present a written statement of facts and of the claimant's interpretation of any pertinent document, statute or regulation; and

                  (iii) to receive a prompt written decision clearly setting forth findings of fact and the specific reasons for the decision written in a manner calculated to be understood by the claimant and containing specific reference to pertinent Plan provisions on which the decision is based.

                  A decision shall be rendered no more than thirty (30) days after the request for review, except that such period may be extended for an additional thirty (30) days if the person or persons reviewing the claim determine that special circumstances, including the advisability of a hearing, require such extension. All applicable governmental regulations regarding claims and review shall be observed by the Plan Administrator in connection with its administration of the Plan.

         9. AMENDMENT OF DISCONTINUANCE. The Human Resources and Compensation Committee of the Board of Directors of the Company reserves the right to amend, suspend or discontinue the Plan at any time for whatever reasons it may deem appropriate. No such amendment, suspension or termination, however, may reduce the benefits payable hereunder to the extent that such benefits are fully vested and non-forfeitable pursuant to Section 6 hereof on the date of such amendment, suspension or termination. The Company hereby makes a contractual commitment on behalf of itself and its successors to pay the benefits accrued under the Plan.

         10. PLAN UNFUNDED. The benefits payable under the Plan shall not be funded, but shall be payable out of the general funds of the Company when and as benefits become payable.



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         11. NO CONTRACT OF EMPLOYMENT. Nothing contained in the Plan shall be construed as a contract of employment between the Company and an employee or as a right of any employee to be continued in the employment of the Company or as a limitation on the right of the Company to discharge any employee, with or without cause.

         12. INALIENABILITY OF BENEFITS. To the maximum extent permitted by law, benefits under the Plan may not be assigned or hypothecated, and no such benefits shall be subject to legal process or attachment for the payment of any claims against any person entitled to receive the same.

         13. GOVERNING LAW. The Plan shall be interpreted and enforced in accordance with the laws of the State of Maine.

         14. EFFECTIVE DATE. The Effective Date of this amended and restated Plan shall be February 26, 1999.

IN WITNESS WHEREOF, the Company has caused this Plan document to be executed by its duly authorized officer as of February 26, 1999.


                                       BOWATER INCORPORATED


                                       By: /s/ James T. Wright
                                           -------------------------------------
                                       Name: James T. Wright
                                       Title:  Vice President - Human Resources
                                       Date Signed: June 2, 1999



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